Exhibit 23.2

DeGolyer

and MacNaughton
5001

Spring

Valley

Road
Suite 800 East
Dallas, Texas 75244

February 16, 2021

ConocoPhillips

925 N. Eldridge Parkway
Houston, Texas 77079

Ladies and

Gentlemen:

We hereby consent to the

use of the name

DeGolyer and

MacNaughton, to

references to

DeGolyer and
MacNaughton

as an independent

petroleum engineering consulting

firm in ConocoPhillips’

Annual Report
on Form 10-K

for the year ended

December 31, 2020, under

the “Part II” heading

“Item 8.

Financial
Statements and

Supplementary Data”

and subheading

“Reserves

Governance”

and under the

“Part IV”
heading “Item 15. Exhibits, Financial

Statement Schedules”

and subheading

“Index to Exhibits,” and

to the
inclusion of our process

review letter report dated

February 16, 2021 (our Report), as

an exhibit to
ConocoPhillips’ Annual Report

on Form 10-K

for the year ended

December 31, 2020.

We also consent

to
the incorporation by reference

of our Report in

the Registration

Statements filed by ConocoPhillips

on Form
S-3

(File No. 333-240978), Form S-4

(File Nos.

333-130967 and

333-250183),

and Form S-8

(File Nos.
333-98681, 333-116216, 333-133101, 333-159318,

333-171047,

333-174479, 333-196349,

333-130967,

and
333-250183).

Very truly yours,
/s/ DeGolyer

and MacNaughton

DeGOLYER and MacNAUGHTON
  Texas Registered Engineering Firm F - 716